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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File Numbers 333-13079, 333-33829 and 333-74741.


                                    Arthur Andersen LLP

Washington, DC
March 30, 1999